Exhibit 10.2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of June 15, 2022, is made by and among Digital Health Sponsor LLC, a Delaware limited liability company (the “Sponsor”), the undersigned individuals, each of whom is a holder of Parent Common Stock (each, a “Digital Health Shareholder”, and collectively, the “Digital Health Shareholders”), Digital Health Acquisition Corp. (“Digital Health”), VSee Lab, Inc., a Delaware corporation (“VSee”), and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”) (iDoc and VSee are each, a “Company” and, are collectively, the “Companies”). The Digital Health Shareholders, Digital Health and the Companies shall be referred to herein from time to time each as the “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Digital Health, the Merger Subs and the Companies thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, each Digital Health Shareholder is the record and beneficial owner of the number of Parent Common Stock set forth on Exhibit A hereto (together with any other Equity Securities of Digital Health that such Digital Health Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Digital Health Equity Securities”); and

WHEREAS, the Digital Health Shareholders acknowledge and agree that the Companies would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Digital Health Shareholders entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.            Agreement to Vote; Other Covenants.

a.            The Digital Health Shareholders (severally and not jointly) hereby agree to vote at any meeting of the shareholders of Digital Health, and in any action by written resolution of the shareholders of Digital Health, all of such Digital Health Shareholders’ Subject Digital Health Equity Securities in favor of the Transaction Proposals.

b.            The Digital Health Shareholders shall be (severally and not jointly) bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Digital Health Shareholders are directly party thereto, and (ii) the first sentence of Section 5.6(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to Digital Health, as if the Digital Health Shareholders are directly party thereto.

2.            No Redemption. The Digital Health Shareholders (severally and not jointly) hereby agree that they shall not redeem, or submit a request to Digital Health’s transfer agent or otherwise exercise any right to redeem, any Subject Digital Health Equity Securities.

3.            Transfer of Shares. The Digital Health Shareholders (severally and not jointly) hereby agree not to, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of its Subject Digital Health Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject Digital Health Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Digital Health Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of its Subject Digital Health Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of its Subject Digital Health Equity Securities even if such Subject Digital Health Equity Securities would be disposed of by a person other than the Digital Health Shareholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations; provided, however, that Transfers are permitted (a) to Digital Health’s officers or directors, any Affiliates or family member of any of Digital Health’s officers or directors, any members or partners of the Sponsor or their Affiliates, any Affiliates of the Sponsor, or any employees of the Sponsor or any of its Affiliates; (b) in the case of an individual, by gift to a member of one of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in order to facilitate the consummation of the Transactions at prices no greater than the price at which the Parent Common Stock were originally purchased; and (f) by virtue of the Sponsor’s Governing Documents upon liquidation or dissolution of the Sponsor; provided, further, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement in form and substance reasonably satisfactory to the Companies agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the transferring Digital Health Shareholder) prior and as a condition to the occurrence of such Transfer.

4.            Digital Health Shareholders Representations and Warranties. The Digital Health Shareholders represent and warrant to the Company (severally and not jointly each with respect to it/him/her self) as follows:

a.            The Digital Health Shareholder is, if incorporated, a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b.            The Digital Health Shareholder has the requisite corporate, limited liability company, legal capacity or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Digital Health Shareholder that is not a natural person. This Agreement has been duly and validly executed and delivered by the Digital Health Shareholder and constitutes a valid, legal and binding agreement of the Digital Health Shareholder (assuming that this Agreement is duly authorized, executed and delivered by the Companies), enforceable against the Digital Health Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c.            The Digital Health Shareholder is the record and beneficial owner of its Subject Digital Health Equity Securities, free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date hereof, except for the Subject Digital Health Equity Securities set forth on Exhibit A hereto with respect to such Digital Health Shareholder, such Digital Health Shareholder does not own, beneficially or of record, any Equity Securities of Digital Health. Such Stockholder has the sole right to vote (and provide consent in respect of, as applicable) its Subject Digital Health Equity Securities and, except for this Agreement, the Insider Letter dated November 3, 2021 by and between Digital Health and the Digital Health Shareholders party thereto, and any Contract with respect to a Permitted Transfer such Digital Health Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Digital Health Shareholder to Transfer any of its Subject Digital Health Equity Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of its Subject Digital Health Equity Securities.

d.            There is no Proceeding pending or, to such Digital Health Shareholder’s knowledge, threatened against such Digital Health Shareholder that, if adversely decided or resolved, would reasonably be expected to prevent such Digital Health Shareholder from performing, or otherwise complying with, any of its covenants, agreements or obligations under this Agreement in any material respect.

5.            Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud, (ii) the first sentence of Section 1(b) (solely to the extent that it relates to Section 5.3(a) (Confidentiality) of the Business Combination Agreement) and (iii) the first sentence of Section 1(b) (solely to the extent that it relates to Section 5.4(a) (Public Announcements) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 5(a). For purposes of this Section 5, “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

6.            Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

7.            Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Parties hereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Digital Health Shareholder without the prior written consent of the Companies (to be withheld or given in their sole discretion) except to a transferee to which any Subject Digital Health Equity Securities are Transferred in accordance with the terms hereof.

8.            No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

9.            Incorporation by Reference. Sections 9.4 (Governing Law), 9.6 (Construction; Interpretation), 9.9 (Severability), 9.10 (Counterparts; Electronic Signatures), 9.14 (Waiver of Jury Trial), 9.15 (Submission to Jurisdiction) and 9.16 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name:	Scott Wolf
Title:	Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

DIGITAL HEALTH SHAREHOLDERS:

DIGITAL HEALTH SPONSOR, LLC

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	Managing Member

[Signature Page to Support Agreement]

SCS CAPITAL PARTNERS, LLC

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	Managing Member

[Signature Page to Support Agreement]

SCOTT WOLF

/s/ Scott Wolf

[Signature Page to Support Agreement]

FRANK CIUFO

/s/ Frank Ciufo

[Signature Page to Support Agreement]

SCOTT METZGER

/s/ Scott Metzger

[Signature Page to Support Agreement]

BRENT WILLIS

/s/ Brent Willis

[Signature Page to Support Agreement]

GEORGE MCNELLAGE

/s/ George McNellage

[Signature Page to Support Agreement]

DANIEL SULLIVAN

/s/ Daniel Sullivan

[Signature Page to Support Agreement]

ANDREW SINGER

/s/ Andrew Singer

[Signature Page to Support Agreement]

LANE OSTROW

/s/ Lane Ostrow

 [Signature Page to Support Agreement]

BASIL HARRIS

/s/ Basil Harris

[Signature Page to Support Agreement]

COMPANIES:

VSEE LAB, INC.

By:	/s/ Milton Chen
Name: Milton Chen
Title: Chief Executive Officer

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

By:	/s/ Imoigele Aisiku
Name: Dr. Imoigele Aisiku
Title: Executive Chairman

[Signature Page to Support Agreement]